                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                  EXCHANGE ACT OF 1934 (AMENDMENT NO.       )

FILED BY THE REGISTRANT [X]       FILED BY A PARTY OTHER THAN THE REGISTRANT [ ]

--------------------------------------------------------------------------------

Check the appropriate box:
[ ] Preliminary Proxy Statement
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12
[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))

                     PEOPLES HERITAGE FINANCIAL GROUP, INC.
                (Name of Registrant as Specified In Its Charter)

                     PEOPLES HERITAGE FINANCIAL GROUP, INC.
                   (Name of Person(s) Filing Proxy Statement)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):
[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

   1) Title of each class of securities to which transaction applies:

   2) Aggregate number of securities to which transaction applies:

   3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

   4) Proposed maximum aggregate value of transaction:

   5) Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   1) Amount Previously Paid:

   2) Form, Schedule or Registration Statement No.:

   3) Filing Party:

   4) Date Filed:

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

                                     [LOGO]

                                                                  March 22, 1999

Dear Stockholder:

     On behalf of the Board of Directors I cordially invite you to attend the Annual Meeting of Stockholders of Peoples Heritage Financial Group, Inc., which will be held at the Portland Marriott Hotel, 200 Sable Oaks Drive, South Portland, Maine 04106, on Tuesday, April 27, 1999 at 10:30 a.m., Eastern Time. The matters to be considered by stockholders at the Annual Meeting are described in detail in the accompanying materials.

     It is very important that you be represented at the Annual Meeting regardless of the number of shares you own or whether you are able to attend the meeting in person. Let me urge you to mark, sign and date your proxy card today and return it in the envelope provided, even if you plan to attend the Annual Meeting. This will not prevent you from voting in person, but will ensure that your vote is counted if you are unable to attend.

     Your continued support of and interest in Peoples Heritage Financial Group, Inc. are sincerely appreciated.

                                          Sincerely yours,


                                          /s/ William J. Ryan

                                          William J. Ryan
                                          Chairman, President and
                                            Chief Executive Officer

--------------------------------------------------------------------------------
     YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING. IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED REGARDLESS OF THE NUMBER YOU OWN. EVEN IF YOU PLAN TO BE PRESENT, YOU ARE URGED TO COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY PROMPTLY IN THE ENVELOPE PROVIDED. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY VOTE EITHER IN PERSON OR BY PROXY. ANY PROXY GIVEN MAY BE REVOKED BY YOU IN WRITING OR IN PERSON AT ANY TIME PRIOR TO THE EXERCISE THEREOF.
--------------------------------------------------------------------------------

                     PEOPLES HERITAGE FINANCIAL GROUP, INC.
                                 P.O. BOX 9540
                              ONE PORTLAND SQUARE
                           PORTLAND, MAINE 04112-9540
                                 (207)761-8500

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON APRIL 27, 1999

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Peoples Heritage Financial Group, Inc. (the "Company") will be held at the Portland Marriott Hotel, 200 Sable Oaks Drive, South Portland, Maine 04106, on Tuesday, April 27, 1999 at 10:30 a.m., Eastern Time, for the following purposes, all of which are more completely set forth in the accompanying Proxy Statement:

          1. To elect five Directors for a three-year term, two directors for a two-year term and one director for a one-year term, and in each case until their successors are elected and qualified;

          2. To ratify the appointment of KPMG Peat Marwick LLP as the Company's independent auditors for 1999; and

          3. To transact such other business as may properly come before the meeting or any adjournment thereof. Management is not aware of any other such business.

     The Board of Directors has fixed March 19, 1999 as the voting record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting and at any adjournment thereof. Only those stockholders of record as of the close of business on that date will be entitled to vote at the Annual Meeting or at any such adjournment.

                                          By Order of the Board of Directors

                                          /s/ Carol L. Mitchell

                                          Carol L. Mitchell, Esq.
                                          Executive Vice President, General
                                          Counsel,
                                            Secretary and Clerk

Portland, Maine
March 22, 1999

                     PEOPLES HERITAGE FINANCIAL GROUP, INC.
                            ------------------------

                                PROXY STATEMENT
                            ------------------------

                         ANNUAL MEETING OF STOCKHOLDERS

     This Proxy Statement is being furnished to stockholders of Peoples Heritage Financial Group, Inc. (the "Company") in connection with the solicitation of proxies on behalf of the Board of Directors to be used at the Annual Meeting of Stockholders of the Company to be held at the Portland Marriott Hotel, 200 Sable Oaks Drive, South Portland, Maine 04106, on Tuesday, April 27, 1999 at 10:30 a.m., Eastern Time, and at any adjournment thereof for the purposes set forth in the Notice of Annual Meeting of Stockholders (the "Annual Meeting"). This Proxy Statement is first being mailed to stockholders on or about March 22, 1999.

     The proxy solicited hereby, if properly signed and returned to the Company and not revoked prior to its use, will be voted in accordance with the instructions contained therein. If no contrary instructions are given, each proxy received will be voted "For" the nominees for Director described herein, "For" ratification of KPMG Peat Marwick LLP ("KPMG Peat Marwick") as the Company's independent auditors for 1999 and, upon the transaction of such other business as may properly come before the Annual Meeting, in accordance with the judgment of the persons appointed as proxies. Any stockholder giving a proxy has the power to revoke it at any time before it is exercised by (i) filing with the Clerk of the Company written notice thereof (Carol L. Mitchell, Esq., Executive Vice President, General Counsel, Secretary and Clerk; Peoples Heritage Financial Group, Inc., P.O. Box 9540, One Portland Square, Portland, Maine 04112-9540);
(ii) submitting a duly executed proxy bearing a later date; or (iii) appearing at the Annual Meeting and giving the Clerk notice of his or her intention to vote in person. Proxies solicited hereby may be exercised only at the Annual Meeting and any adjournment thereof and will not be used for any other meeting.

                                     VOTING

     Only stockholders of record at the close of business on March 19, 1999 (the "Voting Record Date") will be entitled to vote at the Annual Meeting. On the Voting Record Date, there were 104,070,044 shares of common stock of the Company, par value $.01 per share (the "Common Stock"), issued and outstanding, and the Company had no other class of equity securities outstanding. Each share of Common Stock is entitled to one vote at the Annual Meeting on all matters properly presented thereat.

     The persons receiving the greatest number of votes of the Common Stock in each class, up to the number of Directors to be elected in such class, shall be elected as Directors of the Company. The affirmative vote of a majority of the votes cast on the matter at the Annual Meeting is required to ratify the appointment of KPMG Peat Marwick as the Company's independent auditors for 1999 and to approve any other matter properly submitted to the stockholders for their consideration at the Annual Meeting.

     With regard to the election of Directors, stockholders may vote in favor of or withhold authority to vote for one or more nominees for Director. Votes that are withheld in connection with the election of one or more nominees for Director will not be counted as votes cast for such individuals and accordingly will have no effect. Abstentions may be specified on all other proposals and will have no effect on the voting on such proposals.

     All of the proposals of the Company described herein are considered "discretionary" items upon which brokerage firms may vote in their discretion on behalf of their clients if such clients have not furnished voting instructions within ten days of the Annual Meeting. Thus, there will be no broker "non-votes" in connection with the Annual Meeting.

                             ELECTION OF DIRECTORS
                                 (PROPOSAL ONE)

     The Articles of Incorporation of the Company provide that the Board of Directors shall be divided into three classes as nearly equal in number as possible and that the members of each class are to be elected for a term of three years and until their successors are elected and qualified. One class of Directors is to be elected annually. A resolution of the Board of Directors adopted pursuant to the Company's Articles of Incorporation has established the number of Directors at 15.

     Each of the eight Directors up for election at the Annual Meeting currently is a Director of the Company. There are no arrangements or understandings between the persons named and any other person pursuant to which such person was selected as a nominee for election as a Director at the Annual Meeting, and no Director is related to any other Director or executive officer of the Company or of any of its subsidiaries by blood, marriage or adoption.

     If any person named as nominee should be unable or unwilling to stand for election at the time of the Annual Meeting, the proxies will nominate and vote for a replacement nominee or nominees recommended by the Board of Directors. At this time, the Board of Directors knows of no reason why any of the nominees listed below may not be able to serve as Director if elected.

     The following table presents information concerning the nominees for Director and the Directors whose terms continue, including each such person's tenure as a Director of the Company or its subsidiaries. Where applicable, service as a Director includes service as a Director of the Company's banking subsidiaries -- Peoples Heritage Bank, Bank of New Hampshire and Family Bank, FSB ("Family Bank") -- and their respective predecessors.

           NOMINEES FOR DIRECTOR FOR THREE-YEAR TERM EXPIRING IN 2002

                                            POSITION WITH THE COMPANY AND PRINCIPAL
             NAME                AGE         OCCUPATION DURING THE PAST FIVE YEARS         DIRECTOR SINCE
             ----                ---   --------------------------------------------------  --------------
P. Kevin Condron                 53    Director of the Company; Director of Family Bank;        1998
                                       former Chairman of Safety Fund National Bank;
                                       President and Chief Executive Officer of The
                                       Granite Group LLC; Chairman of the Board,
                                       Worcester Business Development Corp.; former
                                       Chairman, Worcester Redevelopment Authority;
                                       former Chairman, Worcester Area Chamber of
                                       Commerce; Clerk of Greater Worcester Community
                                       Foundation; Trustee, Allmerica Investment Trust
                                       and Allmerica Securities Trust; and Trustee,
                                       College of the Holy Cross.

                                            POSITION WITH THE COMPANY AND PRINCIPAL
             NAME                AGE         OCCUPATION DURING THE PAST FIVE YEARS         DIRECTOR SINCE
             ----                ---   --------------------------------------------------  --------------
Douglas S. Hatfield              63    Director of the Company and Director of CFX              1998
                                       Corporation from 1988 until its merger into the
                                       Company in 1998; President and Treasurer of
                                       Hatfield, Moran & Barry, P.A.; Justice of the
                                       Hillsborough District Court since 1969; member of
                                       the New Hampshire Bar and former Governor at Large
                                       of the Board of Governors of the same; member,
                                       past Director and past President of New Hampshire
                                       Estate Planning Council; past Chairman of New
                                       Hampshire Bar Committees on Unauthorized Practice
                                       of Law and Economics of the Practice of Law;
                                       lecturer at various New Hampshire Bar Association
                                       continuing legal education programs; member of
                                       National Association of School Councils; President
                                       of New Hampshire Council of School Attorneys;
                                       member of Board of Governors and past President of
                                       New Hampshire Judges Association; Trustee and past
                                       President and Chairman of New Hampshire Conference
                                       of the United Church of Christ and elected
                                       Executive Council of General Synod; past President
                                       of Hillsborough Chamber of Commerce; past Master
                                       of Harmony Lodge F. & A.M.; and past Chairman of
                                       Hillsborough Planning Board.

Philip A. Mason                  56    Director of the Company and Director of CFX              1998
                                       Corporation from 1982 until its merger into the
                                       Company in 1998; co-founder and partner of the law
                                       firm of Mason & Martin, L.L.P; member of the
                                       Massachusetts, District of Columbia and Supreme
                                       Court Bars; Member, Administrative Board, PNC Bank
                                       Fund for Charitable Living; Director of Bournewood
                                       Hospital; Member of the Board of Trustees of
                                       Northfield Mount Hermon School; Chairman of the
                                       Board of the Willow Hill School; former Corporator
                                       of Children's Museum of Boston; former Overseer of
                                       the University of the Virgin Islands; former
                                       member of the Board of National Grange Mutual
                                       Insurance Company; former member of the Board of
                                       Jacor Communications Inc. and former member of the
                                       Committee on Professional Ethics of the
                                       Massachusetts Bar Association.

                                            POSITION WITH THE COMPANY AND PRINCIPAL
             NAME                AGE         OCCUPATION DURING THE PAST FIVE YEARS         DIRECTOR SINCE
             ----                ---   --------------------------------------------------  --------------
William J. Ryan                  55    Chairman, President and Chief Executive Officer of       1989
                                       the Company; Director and former President and
                                       Chief Executive Officer of Peoples Heritage Bank;
                                       prior to joining the Company and Peoples Heritage
                                       Bank in July 1989, held various positions with
                                       banking subsidiaries of Bank of New England
                                       Corporation, including President and Chief
                                       Executive Officer of Bank of New England North,
                                       Lowell, Massachusetts from January 1989 to July
                                       1989 and an Executive Vice President of Bank of
                                       New England, Boston, Massachusetts from July 1986
                                       to January 1989 and President and Chief Executive
                                       Officer of Bank of New England Bay State,
                                       Lawrence, Massachusetts from January 1985 to June
                                       1986; Director of New England Student Loan
                                       Association; Director, Blue Cross/Blue Shield of
                                       Maine and member of its Finance Committee;
                                       Director of Central Maine Power Company; and
                                       member, Trustee, New England Banking Institute.

Curtis M. Scribner               61    Director of the Company; Director of Peoples             1977
                                       Heritage Bank; Director of MPN Holdings, the
                                       holding company for the Company's insurance
                                       brokerage subsidiary; Principal of C.M. Scribner &
                                       Co., a real estate holding company; past president
                                       of J.B. Brown & Son, a real estate management and
                                       development company; past Chairman and current
                                       Trustee of Hurricane Island Outward Bound; Trustee
                                       of Maine Life Care Retirement Community, Inc.;
                                       Director of the Rufus Deering Co.; member of the
                                       Maine Committee of Newcomen Society; Corporator,
                                       Maine Medical Center; and Honorary Trustee of the
                                       North Yarmouth Academy.

            NOMINEES FOR DIRECTOR FOR TWO-YEAR TERM EXPIRING IN 2001

                                            POSITION WITH THE COMPANY AND PRINCIPAL
             NAME                AGE         OCCUPATION DURING THE PAST FIVE YEARS         DIRECTOR SINCE
             ----                ---   --------------------------------------------------  --------------
John M. Naughton                 62    Director of the Company; former Chairman of the          1999
                                       Board and Director of SIS Bancorp, Inc. from 1990
                                       to its acquisition by the Company in 1999; retired
                                       Executive Vice President of Massachusetts Mutual
                                       Life Insurance Company; Trustee of the University
                                       of Massachusetts; Trustee of American
                                       International College; member of Finance Committee
                                       of Bay State Health Systems; former Vice Chairman
                                       of Bay State Medical Center; former Director of
                                       Oppenheimer Management Corp.; former Director of
                                       David L. Babson, Inc.; former Director of
                                       Automatic Business Centers; and former Chairman of
                                       U.S. Department of Labor ERISA Advisory Council.

Seth A. Resnicoff                62    Director of the Company; former Director of CFX          1998
                                       Corporation and Concord Savings Bank; President,
                                       Concord Surgical Associates, P.A. and surgeon from
                                       1974 to present; Chairman of the Board and
                                       President of Strategic Healthcare; Adjutant
                                       Assistant Professor of Surgery, Dartmouth Medical
                                       School; and Trustee of both Derryfield School and
                                       Camp Mayhew.

            NOMINEE FOR DIRECTOR FOR ONE-YEAR TERM EXPIRING IN 2000

                                            POSITION WITH THE COMPANY AND PRINCIPAL
             NAME                AGE         OCCUPATION DURING THE PAST FIVE YEARS         DIRECTOR SINCE
             ----                ---   --------------------------------------------------  --------------
David D. Hindle                  59    Director of the Company; Chairman of the Board of        1999
                                       Family Bank from 1995 to 1999 and former President
                                       and Chief Executive Officer of Family Bank; Member
                                       of the Resource Development Committee of the
                                       United Way of Merrimac Valley; Director of The
                                       Lowell Plan and the George C. Wadleigh Charitable
                                       Foundation; member of the Business Executive
                                       Advisory Board of the University of Massachusetts
                                       Lowell College of Management; member of the
                                       Advisory Board of the Whittier Regional Vocational
                                       Technical High School; and Trustee of the
                                       Pentucket Regional High School Scholarship
                                       Foundation.

               THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT
                     STOCKHOLDERS OF THE COMPANY VOTE "FOR"
                     APPROVAL OF THE NOMINEES FOR DIRECTOR

                   MEMBERS OF THE BOARD CONTINUING IN OFFICE

                     DIRECTORS WITH TERMS EXPIRING IN 2001

                                            POSITION WITH THE COMPANY AND PRINCIPAL
             NAME                AGE         OCCUPATION DURING THE PAST FIVE YEARS         DIRECTOR SINCE
             ----                ---   --------------------------------------------------  --------------
Katherine M. Greenleaf           50    Director of the Company; Director of Peoples             1991
                                       Heritage Bank from 1981 to 1991; President,
                                       GreenLeaf Consulting Group, 1998 to present;
                                       Senior Director, Ben & Jerry's Ice Cream, from
                                       1996 to 1997; Vice President of The Limited Stores
                                       from 1993 to 1995; Senior Vice President of
                                       Hannaford Bros., Inc from 1985 to 1993; former
                                       Vice President of UNUM, from 1973 to 1985;
                                       admitted to practice law before the Maine and
                                       Massachusetts Bars; Director, Martin's Point
                                       Healthcare; and Director, Gulf of Maine Aquarium
                                       Development Corporation.

Dana S. Levenson                 45    Director of the Company; Director of Bank of New         1995
                                       Hampshire or its predecessor since 1993; President
                                       of Ann Ellen Enterprises, Inc., a 35-store
                                       specialty retail operation from 1981 to 1996;
                                       President of Quatro Realty Corporation; member of
                                       Portsmouth Rotary Club since 1977; Treasurer,
                                       Dartmouth Club of the Seacoast; and member,
                                       Portsmouth Children's Museum Advisory Board.

Pamela P. Plumb                  55    Director of the Company; Vice Chairman of the            1979
                                       Company since 1990; former Vice Chairman and
                                       Director of Peoples Heritage Bank; President,
                                       Pamela Plumb & Associates from April 1991 to
                                       present; President of the Board of the Children's
                                       Museum of Maine; member of Advisory Board of
                                       Greater Portland Landmarks, Inc.; Co-Chair,
                                       Campaign for Greater Portland Cares; former Mayor
                                       and member of the City Council of the City of
                                       Portland, Maine; and former Board member and past-
                                       President of the National League of Cities.

                     DIRECTORS WITH TERMS EXPIRING IN 2001

                                            POSITION WITH THE COMPANY AND PRINCIPAL
             NAME                AGE         OCCUPATION DURING THE PAST FIVE YEARS         DIRECTOR SINCE
             ----                ---   --------------------------------------------------  --------------
Andrew W. Greene                 55    Director of the Company; Chief Executive Officer,        1992
                                       Legacy Co. Services, Inc. 1998 to present;
                                       President, Chief Executive Officer and Director of
                                       Blue Cross/Blue Shield of Maine; President, Chief
                                       Executive Officer and Director of Blue Alliance
                                       Mutual Insurance Company from 1991 to 1998;
                                       Chairman of the Board and Chief Executive Officer
                                       of Machigonne Agency, Inc. from 1991 to 1998;
                                       Director, National Blue Cross and Blue Shield
                                       Association; member of the President's Council of
                                       Visitors, University of Southern Maine; member of
                                       the Board of Corporators, Maine Medical Center
                                       Foundation; member of the Board of Trustees, New
                                       Hampshire College; member of the Board of
                                       Directors of the Gulf of Maine Aquarium
                                       Development Corporation; member of the Board of
                                       Directors of the Maine Coalition for Excellence in
                                       Education; and Director of Maine & Company.

Malcolm W. Philbrook, Jr.        65    Director of the Company; Director of Peoples             1976
                                       Heritage Bank since 1976 and Vice Chairman of the
                                       Board of Directors of Peoples Heritage Bank;
                                       attorney and President of the law firm of
                                       Crockett, Philbrook & Crouch, P.A., Auburn, Maine;
                                       Director of the Lewiston/Auburn YMCA; Director,
                                       Patrons Mutual Insurance Co.; President and
                                       Trustee, Winter Foundation.

Paul R. Shea                     66    Director of the Company; Director of Bank of New         1996
                                       Hampshire; Chief Executive Officer and President
                                       of Bank of New Hampshire from 1991 until its
                                       acquisition by the Company in 1996; Director of
                                       New Hampshire Bankers Association; Director of the
                                       New Hampshire Business and Industry Association;
                                       Director of the New Hampshire Business Committee
                                       for the Arts; Director of New Hampshire Health
                                       Foundation; Chairman of Manchester Intown
                                       Management, Inc.; and member of the Governmental
                                       Relations Council of the American Bankers
                                       Association.

John E. Veasey                   69    Director of the Company; Director of Family Bank;        1997
                                       Owner and President of Cedardale Athletic Club, a
                                       fitness and racquet sport facility in Haverhill,
                                       Massachusetts; Trustee of Haverhill Public
                                       Library; Director of Greater Haverhill Chamber of
                                       Commerce; member, Haverhill Rotary and Haverhill
                                       Monday Evening Club; and member, International
                                       Health-Racquet Association.

STOCKHOLDER NOMINATIONS

     Article III, Section 4 of the Company's Bylaws governs nominations for election to the Board of Directors and requires all nominations for election to the Board of Directors, other than those made by the Board, to be made at a meeting of stockholders called for the election of Directors, and only by a stockholder who has complied with the notice provisions in that section. Written notice of a stockholder nomination must be given either by personal delivery or by United States mail, postage prepaid, to the Clerk of the Company not later than (i) 90 days prior to the anniversary date of the immediately preceding annual meeting of stockholders and (ii) with respect to an election to be held at a special meeting of stockholders for the election of Directors, the close of business on the tenth day following the date on which notice of such meeting is first given to stockholders. Each written notice of a stockholder nomination shall set forth: (a) the name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated; (b) a representation that the stockholder is a holder of record of stock of the Company entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; (d) such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission (the "Commission"); and (e) the consent of each nominee to serve as a Director of the Company if so elected. The presiding officer of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedures. The Company did not receive any stockholder nominations for Director in connection with the Annual Meeting.

MEETINGS OF THE BOARD OF DIRECTORS AND ITS COMMITTEES

     Regular meetings of the Board of Directors of the Company are held six times per year. The Board of Directors of the Company held a total of seven regular and special meetings during 1998. In addition, there were meetings during 1998 of the Executive, Governance and Nominating, and Audit Committees of the Board of Directors. No Director of the Company attended fewer than 75% of the aggregate total number of meetings of the Board of Directors held while he or she was a member of the Board during 1998 and the total number of meetings held by all committees thereof during the period which he or she served on such committees during 1998.

     The Board of Directors of the Company has established various committees, including Executive, Asset Review, Audit, Human Resources, Liquidity and Funds Management, and Governance and Nominating Committees. The Asset Review Committee has been established to provide direct involvement of the Board of Directors in asset quality issues of the Company. The Liquidity and Funds Management Committee has been established to provide direct involvement of the Board of Directors in asset and liability management. A brief description of the Audit, Human Resources and Governance and Nominating Committees is set forth below.

     The Audit Committee receives and reviews internal and independent auditors' reports and monitors the Company's adherence in accounting and financial reporting to generally accepted accounting principles. Currently, the members of this committee are Directors Veasey (Chairman), Mason, Philbrook and Scribner. The Audit Committee met four times in 1998.

     The Human Resources Committee has been delegated authority to handle all personnel and compensation matters for the Company. Currently, the members of this committee are Directors Levenson (Chairman), Gray, Greene, Hatfield, Plumb and Shea. The Human Resources Committee met six times in 1998.

     The Governance and Nominating Committee evaluates and makes recommendations to the Board of Directors for the election of Directors. Currently, the members of this committee are Directors Greenleaf (Chairman), Marden, Mason, Plumb and Ryan. The Governance and Nominating Committee met one time during 1998.

COMPENSATION OF DIRECTORS

     Fees. Directors of the Company, other than those Directors who are employed by the Company or its subsidiaries, are paid an annual retainer of $17,250, $4,000 of which is in the form of restricted stock under the Company's Restricted Stock Plan for Non-Employee Directors ("Restricted Stock Plan"), described below. In addition, Directors, other than those who are employed by the Company or its subsidiaries, annually receive an option to purchase 1,000 shares of Common Stock under the Company's 1995 Stock Option Plan for Non-Employee Directors (the "Directors' Stock Option Plan"), described below. All non-employee Directors also receive $650 for attendance at each meeting of the Board of Directors of the Company or any of its committees and reimbursement for travel time in excess of one hour at a rate of $25 per hour per meeting, up to a maximum of six hours.

     Restricted Stock Plan for Non-Employee Directors. In 1990, the Board of Directors and stockholders of the Company adopted the Restricted Stock Plan, pursuant to which a portion of the compensation of the non-employee Directors of the Company is paid in shares of Common Stock. Pursuant to the Restricted Stock Plan, $4,000 of the amount of the annual fee payable to each non-employee Director for service on the Board of Directors of the Company is payable solely in shares of Common Stock. Such fees are payable in one annual installment on the first day of July in each calendar year for service on the Board of Directors of the Company and any committee thereof in the first six months of such calendar year. The number of shares of Common Stock to be issued to each non-employee Director on each payment date is determined by dividing such annual installment by the fair market value of such shares, which is defined in the Restricted Stock Plan to mean the closing price of the Common Stock on the last trading day preceding the relevant payment date, as reported in The Wall Street Journal.

     During any calendar year, the Board of Directors of the Company may elect to decrease the amount of the annual fee payable pursuant to the Restricted Stock Plan in the form of shares of Common Stock to each non-employee Director for service on the Board of Directors of the Company and/or any committee thereof during the succeeding calendar year or to increase the amount of such annual fee payable in the form of shares of Common Stock to a dollar amount which does not exceed $10,000.

     The holders of shares of Common Stock acquired pursuant to the Restricted Stock Plan are entitled to all distributions made with respect thereto and all voting rights associated therewith. The shares of Common Stock issued under the Restricted Stock Plan may not be sold, hypothecated or transferred (including, without limitation, transfer by gift or donation), however, except that such restrictions shall lapse upon (a) death of the non-employee Director; (b) disability of the non-employee Director preventing continued service on the Board of Directors of the Company; (c) retirement of the non-employee Director from service as a Director of the Company in accordance with the Company's policy on retirement of non-employee Directors then in effect; (d) termination of service as a Director with the consent of a majority of the members of the Board of Directors of the Company, other than the non-employee Director; or (e) a Change in Control, as defined in the Restricted Stock Plan. If a non-employee Director ceases to be a Director of the Company for any other reason, the shares of Common Stock issued to such Director pursuant to the Restricted Stock Plan shall be forfeited and revert to the Company. Certificates evidencing the shares of Common Stock issued to non-employee Directors pursuant to the Restricted Stock Plan contain a restrictive legend which notes the foregoing restrictions on transfer.

     In 1998, 169 shares of Common Stock were issued pursuant to the Restricted Stock Plan to each non-employee Director of the Company.

     Directors' Stock Option Plan. In 1995 and 1997, the Board of Directors and the stockholders of the Company adopted and amended the Directors' Stock Option Plan, respectively. The Directors' Stock Option Plan authorizes the grant of stock options to non-employee Directors of the Company at such times and in such amounts as may be determined by the Board of Directors of the Company or a committee thereof. The exercise price per share for each option granted under the Director's Stock Option Plan shall be the fair market value per share of the Common Stock on the day the option is granted.

     In 1998, options to purchase 1,500 shares of Common Stock were granted pursuant to the Directors' Stock Option Plan to each non-employee Director of the Company at the time of grant.

     Directors' Deferred Compensation Plan. The Company maintains a Directors' Deferred Compensation Plan which allows Directors of the Company and its subsidiaries to defer all or any portion of the fees received from the Company or its subsidiaries. Benefits are payable upon the date elected by the Directors for the distribution in a lump sum or in equal annual installments over a period not to exceed ten years, and a Director may elect annually to have the amounts deferred treated as if they were invested in a money market account, a mutual fund selected by the administering committee or in Common Stock. During 1998, Directors Greene and Levenson elected to defer certain of their compensation pursuant to the Directors' Deferred Compensation Plan.

                    EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

     The following information is provided with respect to each person who currently serves as an executive officer of the Company but does not serve on the Company's Board of Directors. Except as set forth below, there are no arrangements or understandings between the Company and any such person pursuant to which such person has been elected an officer, and no such officer is related to any Director or other officer of the Company by blood, marriage or adoption.

     Peter J. Verrill, 50, is Chief Operating Officer and Chief Financial Officer of the Company and was initially elected as Chief Operating Officer in January 1996. From 1988 through December 1995, Mr. Verrill served as Executive Vice President and Treasurer of the Company and as its Chief Financial Officer. Previously, Mr. Verrill served as Senior Vice President and Treasurer of Peoples Heritage Bank from February 1985 through January 1988, and as Executive Vice President, Chief Financial Officer and Treasurer of Peoples Heritage Bank from February 1988 through December 1995. Mr. Verrill, who is a certified public accountant, was Senior Vice President, Finance of a predecessor of Peoples Heritage Bank from 1982 to 1985. Mr. Verrill also is a Director of United Way of Greater Portland, as well as a member of its Executive Committee and Chairman of its Finance Committee. Mr. Verrill is a director of Associated Grocers of Maine, Inc. and a director of TrainRiders Northeast. Mr. Verrill is a member of the American Institute of Certified Public Accountants and the Maine Society of Public Accountants.

     F. William Marshall, Jr. 54, was elected Executive Vice President of the Company, Vice Chairman of its Management Committee and Chairman of the Board of Family Bank in connection with the Company's acquisition of SIS Bancorp, Inc. ("SIS Bancorp") in January 1999. Prior to joining the Company, Mr. Marshall served as President and Chief Executive Officer of SIS Bancorp and SIS Bank from May 1993 until its acquisition by the Company. Mr. Marshall's banking career has spanned 35 years. Prior to his tenure at SIS Bancorp, Mr. Marshall served as Chairman and Chief Executive Officer of the Bank of Ireland First Holdings, Inc., as an Executive Vice President of Shawmut National Bank and as President and Chief Executive Officer of Shawmut Worcester County Bank in Worcester Massachusetts. Mr. Marshall currently serves as a director of Mass Mutual Institutional Funds, MML Services Investment Funds, SpringBoard Technology, Inc, Worcester Polytechnic Institute, Massachusetts Business Development Corp, Public Broadcast Station WGBY -- 57, the Springfield Symphony Orchestra, the Springfield Library and Museums, the Community Music Schools and Business Friends of the Arts. He was the 1997 Chairman of the Community United Way of Pioneer Valley Campaign and currently is the Capital Campaign Chair for the Community Music School of Springfield and Corporate Division of the Springfield Library and Museums.

     R. Scott Bacon, 45, was elected Executive Vice President of the Company effective January 1, 1997. From July 1, 1997 to the present, Mr. Bacon has served as President and Chief Executive Officer of Bank of New Hampshire. Previously, Mr. Bacon served as President and Chief Executive Officer of Bank of New Hampshire from April 1987 through September 1991, and as Executive Vice President and Senior Loan Officer of Bank of New Hampshire from October 1991 through June 1996, and as Executive Vice President and Chief Operating Officer of Bank of New Hampshire from July 1996 to March 1997. Mr. Bacon is a Director of the Manchester United Way, a Director of the New Hampshire Bankers Association, a Director of the Business & Industry Association of New Hampshire and a Director of the New Hampshire Humanities council, and serves on the Board of Governors of New Hampshire Public Television. Mr. Bacon also is a member of Robert Morris Associates, a professional association of lending and credit risk professionals.

     Christopher W. Bramley, 57, was elected President and Chief Executive Officer of Family Bank and Executive Vice President of the Company in January 1999. From May through December 1998, Mr. Bramley served as President and Chief Operating Officer of Family Bank. Previously, he was President and Chief Executive Officer of Safety Fund National Bank from February 1994 through April 1998. Prior to his tenure at Safety Fund National Bank, Mr. Bramley's banking career included over 29 years of service in various capacities at Worcester County National Bank/Shawmut Bank. Mr. Bramley is Area Vice President of Boy Scouts of America, a Director of Fitchburg By Design, Inc., Director of Greater Worcester Community Foundation, Inc., Director of Massachusetts Bankers Association, on the Board of Trustees of Mechanics Hall of Worcester, Director of North Central Massachusetts Chamber of Commerce, Director of New England

College of Finance, on the Executive Committee of Worcester Foundation for Biomedical Research and on the Executive Committee of Worcester Municipal Research Bureau. Mr. Bramley is a member of Robert Morris Associates, a professional association of lending and credit risk professionals.

     John W. Fridlington, 54, was elected Executive Vice President of the Company and Executive Vice President of Commercial Lending of Peoples Heritage Bank in January 1992. Mr. Fridlington was formerly Executive Vice President, Commercial Lending, at Heritage Bank for Savings in Holyoke, Massachusetts from 1988 to 1992. Prior to his tenure at Heritage Bank for Savings, Mr. Fridlington's banking career included over 20 years of service in various capacities at Community Savings Bank, BayBank Valley Trust Co., Mechanics Bank and New England Merchants Bank, all of which are located in Massachusetts. Mr. Fridlington serves as a Director of the Park Danforth Corporation, a private non-profit housing corporation, the Susan Curtis Foundation, the Maine Children's Cancer Program, Coastal Enterprises, Inc. and OpSail Maine 2000. Mr. Fridlington also serves on the campaign cabinet of the United Way of Greater Portland.

     Carol L. Mitchell, 43, was elected Executive Vice President of the Company and Peoples Heritage Bank effective January 1997. Ms. Mitchell joined the Company in August 1990 and was elected Senior Vice President, General Counsel and Clerk in 1992. Ms. Mitchell currently oversees the Legal Affairs, Human Resources and Training Departments of the Company. Prior to joining the Company, Ms. Mitchell's banking career included service in various capacities at Maine Savings Bank and the Bank of Boston. She is an attorney, admitted to practice law in Maine, and is a member of the American Bar Association, the Maine Bar Association and the Cumberland Bar Association. Ms. Mitchell is a Director of the Maine Coalition for Excellence in Education; a member of the Corporate Partners of the University of Southern Maine; a mentor for the Judge Baker Child Advocacy Programs; and a member of the Board of Visitors of the University of Maine School of Law.

     David J. Ott, 47, was elected President and Chief Executive Officer of Peoples Heritage Bank and an Executive Vice President of the Company effective March 8, 1999. Prior to joining the Company, Mr. Ott most recently served as Chairman, President and Chief Executive Officer of Fleet Bank of Maine. Mr. Ott's banking career has spanned 20 years and included service in various positions in the Commercial Lending Area of Fleet Financial Group and Fleet Bank of Maine, including Executive Vice President and Chief Credit Officer of Fleet Bank of Maine. From July 1995 through June 1997, Mr. Ott served as President of Maine Rubber International. Mr. Ott serves on the Boards of Directors of the Finance Authority of Maine, the Susan Curtis Foundation, the Maine Chamber of Commerce, the Portland Museum of Art and the United Way of Greater Portland. He is the 1999 Chairman of the annual fundraising campaign for Maine Medical Center.

     Wendy Suehrstedt, 40, was elected Executive Vice President, Retail Delivery of the Company effective January 1997. Previously, Ms. Suehrstedt served as Senior Vice President of Retail and Small Business Banking at Peoples Heritage Bank from 1991 to 1997 and Senior Vice President of the Company in charge of Commercial Credit Policy and Administration from 1991 to 1994. She joined Peoples Heritage Bank as Vice President of Commercial Loan Review in 1990. Ms. Suehrstedt is Chairman of the Mental Health and Substance Abuse Allocation panel of the United Way of Greater Portland and a member of the Board of Directors of the Children's Museum of Maine. Ms. Suehrstedt is a past Chairman of the Maine Group of Robert Morris Associates, a professional association of lending and credit risk professionals.

                      BENEFICIAL OWNERSHIP OF COMMON STOCK
                  BY CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

BENEFICIAL OWNERSHIP OF COMMON STOCK

     The following table sets forth information as to the Common Stock beneficially owned as of the indicated date by (i) each Director of the Company and each executive officer of the Company named in the Summary Compensation Table below who are continuing in office and (ii) all Directors and executive officers of the Company as a group. As of the date of this Proxy Statement, there was no person or entity, including any "group" as that term is used in
Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), who or which were known by the Company to be the beneficial owner of 5% or more of the outstanding Common Stock.

                                                              SHARES BENEFICIALLY OWNED
                                                                 AS OF DECEMBER 31,
                                                                       1998(1)
                                                              -------------------------
                  NAME OF BENEFICIAL OWNER                      AMOUNT         PERCENT
                  ------------------------                    ----------       --------
Directors:
  P. Kevin Condron..........................................     53,087(4)
  Andrew W. Greene..........................................     18,578(3)        --
  Katherine M. Greenleaf....................................     21,517(2)        --
  Douglas S. Hatfield.......................................     71,609(4)
  David D. Hindle...........................................     70,590(7)
  Dana S. Levenson..........................................     21,598(2)        --
  Philip A. Mason...........................................     29,797(4)
  John M. Naughton..........................................     65,250(5)        --
  Malcolm W. Philbrook, Jr..................................     89,055(2)(6)     --
  Pamela P. Plumb...........................................     25,833(2)        --
  Seth A. Resnicoff.........................................     43,475(4)
  William J. Ryan...........................................    490,196(7)        --
  Curtis M. Scribner........................................     23,877(2)        --
  Paul R. Shea..............................................     53,881(3)        --
  John E. Veasey............................................    321,043(3)        --
Executive officers continuing in office who are not
  Directors and who are named in the Summary Compensation
  Table below:
  Peter J. Verrill..........................................    115,248(7)        --
  R. Scott Bacon............................................     29,389(7)        --
  All directors and executive officers of the Company as a
     group (23 persons).....................................  2,124,063(8)      2.4%

---------------

(1) The number of shares beneficially owned by the persons set forth above is determined under rules under Section 13 of the Exchange Act, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, an individual is considered to beneficially own any shares of Common Stock if he or she directly or indirectly has or shares: (i) voting power, which includes the power to vote or to direct the voting of the shares, or (ii) investment power, which includes the power to dispose or direct the disposition of the shares. Unless otherwise indicated, an individual has sole voting power and sole investment power with respect to the indicated shares and all individual holdings amount to less than 1% of the issued and outstanding Common Stock.

(2) In the case of Directors Greenleaf, Levenson, Philbrook, Plumb and Scribner includes options to purchase 8,500 shares of Common Stock granted pursuant to the Directors Stock Option Plan.

                                                   (continued on following page)

(3) In the case of Directors Greene, Shea and Veasey includes options to purchase 6,500, 4,500 and 4,500 shares of Common Stock, respectively, granted pursuant to the Directors' Stock Option Plan.

(4) In the case of Directors Condron, Mason, Hatfield and Resnicoff includes options to purchase 2,500 shares of Common Stock granted pursuant to the Directors' Stock Option Plan and options to purchase 10,672, 26,524, 26,524 and 8,064 of Common Stock, respectively, granted by CFX Corporation ("CFX") and converted into options to acquire Common Stock in connection with its merger into the Company.

(5) Includes options to purchase 27,000 shares of Common Stock granted by SIS Bancorp and converted into options to acquire Common Stock in connection with the acquisition of SIS Bancorp by the Company.

(6) Includes 3,340 shares held by one entity for which Mr. Philbrook serves as Director; beneficial ownership of such shares is shared with the other members of the investment committee. Also includes 28,832 shares held in various trusts for which Mr. Philbrook serves as sole trustee or in one case as co-trustee; beneficial ownership of 5,010 of such shares is shared with a co-trustee.

(7) Includes shares over which an officer has voting power pursuant to the Company's Thrift Incentive Plan and Profit Sharing Employee Stock Ownership Plan and options to purchase shares of Common Stock granted pursuant to the Company's stock option plans which are exercisable within 60 days of December 31, 1998, as follows:

                                                                     PROFIT SHARING    CURRENTLY
                                                  THRIFT INCENTIVE   EMPLOYEE STOCK   EXERCISABLE
                                                        PLAN         OWNERSHIP PLAN     OPTIONS
                                                  ----------------   --------------   -----------
     William J. Ryan............................       50,265            6,876          403,836
     Peter J. Verrill...........................       37,472            6,875           57,886
     R. Scott Bacon.............................        4,022              423           21,300
     David D. Hindle............................            0            7,874           26,000

(8) Includes an aggregate of 148,710 shares of Common Stock which are held by the trusts established pursuant to the Company's Thrift Incentive Plan (114,597 shares) and the Company's Profit Sharing Employee Stock Ownership Plan (34,113 shares) on behalf of executive officers of the Company as a group. Also includes 1,075,389 shares which may be acquired by directors and executive officers as a group upon the exercise of outstanding stock options which are exercisable within 60 days of December 31, 1998; shares subject to the foregoing stock options are deemed to be outstanding for the purpose of computing the percentage of Common Stock beneficially owned by Directors and executive officers of the Company as a group.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Under Section 16(a) of the Exchange Act, the Company's Directors, officers and any persons holding more than 10% of the Common Stock are required to report their ownership of the Common Stock and any changes in that ownership to the Commission and the National Association of Securities Dealers, Inc. ("NASD") by specific dates. Based on representations of its Directors and officers and copies of the reports that they have filed with the Commission and the NASD, the Company believes that all of these filing requirements were satisfied by the Company's Directors and officers in 1998.

                     COMPENSATION OF EXECUTIVE OFFICERS AND
                          TRANSACTIONS WITH MANAGEMENT

     The following table discloses compensation received by the Company's chief executive officer and the four other most highly-compensated executive officers of the Company for the three years ended December 31, 1998.

SUMMARY COMPENSATION TABLE

                                                                                   LONG-TERM COMPENSATION
                                                                           ---------------------------------------
                                           ANNUAL COMPENSATION                       AWARDS              PAYOUTS
                                  --------------------------------------   --------------------------   ----------
                                                          OTHER ANNUAL       RESTRICTED      OPTIONS/      LTIP
    EXECUTIVE OFFICER      YEAR   SALARY($)   BONUS($)   COMPENSATION($)   STOCK AWARDS($)   SARS(#)    PAYOUTS($)
    -----------------      ----   ---------   --------   ---------------   ---------------   --------   ----------
                                     (1)        (2)            (3)                             (4)
William J. Ryan..........  1998   $526,360    $231,525       $5,053              $0          135,000        0
Chairman, President and    1997    434,476     327,600        7,974               0           70,000        0
  Chief Executive Officer  1996    384,378     251,550        4,720               0          130,000        0
Peter J. Verrill.........  1998    314,106     130,985        2,784               0           75,000        0
Executive Vice President,  1997    280,810     224,450        2,850               0           23,400        0
  Chief Operating          1996    210,700     145,775        2,719               0           53,400        0
  Officer and Chief
  Financial Officer
R. Scott Bacon...........  1998    209,569     114,981          738               0           40,500        0
Executive Vice President   1997    182,524     126,175          738               0           14,200        0
  of the Company and
  President and Chief
  Executive Officer of
  Bank of New
  Hampshire(6)
David D. Hindle..........  1998    261,320     132,507        4,180               0           40,500        0
Executive Vice President   1997    242,013     107,950            0               0           14,200        0
  of the Company and
  Chief Executive Officer
  of Family Bank(6)
Peter J. Baxter(7).......  1998    331,516     130,985        1,750               0           75,000        0
Executive Vice President
  and Chief Operating
  Officer


                              ALL OTHER
    EXECUTIVE OFFICER      COMPENSATION($)
    -----------------      ---------------
                                 (5)
William J. Ryan..........      $ 9,600
Chairman, President and          9,550
  Chief Executive Officer       10,750
Peter J. Verrill.........        9,600
Executive Vice President,        9,550
  Chief Operating               10,750
  Officer and Chief
  Financial Officer
R. Scott Bacon...........        9,600
Executive Vice President         9,550
  of the Company and
  President and Chief
  Executive Officer of
  Bank of New
  Hampshire(6)
David D. Hindle..........        9,600
Executive Vice President         9,550
  of the Company and
  Chief Executive Officer
  of Family Bank(6)
Peter J. Baxter(7).......       14,576
Executive Vice President
  and Chief Operating
  Officer

---------------
(1) In addition to the base salaries, amounts disclosed in this column include
    (i) amounts deferred pursuant to the Company's Senior Officer's Deferred Compensation Plan, which generally allows eligible officers to defer up to 35% of their salaries, and (ii) amounts deferred pursuant to the Company's Thrift Incentive Plan, which generally allows employees of the Company and participating subsidiaries to defer up to 15% of their compensation, subject to applicable limitations in Section 401(k) of the Internal Revenue Code of 1986, as amended (the "Code"). Executive officers are considered for base salary adjustments each April 1.

(2) Bonuses were earned under the Company's Annual Incentive Compensation Program in the year indicated and paid early in the following year.
(3) Includes the value of a Company-owned automobile for Messrs. Ryan, Verrill, Bacon, Hindle and Baxter, and club memberships for Messrs. Ryan, Verrill and Bacon, which in each case amounts to substantially less than the lesser of either $50,000 or 10% of the total of annual salary and bonus for the respective named executive officers.
(4) Consists of awards granted pursuant to the Company's stock option plans.
(5) Includes matching contributions by the Company pursuant to the Company's Thrift Incentive Plan and contributions to the Company's Profit Sharing and Employee Stock Ownership Plan.
(6) Messrs. Bacon and Hindle became executive officers of the Company effective January 1, 1997. Upon becoming a director of the Company in 1999, Mr. Hindle resigned as an executive officer of the Company and Family Bank.
(7) Mr. Baxter, who resigned from the Company on March 5, 1999, became an executive officer of the Company as a result of its acquisition of CFX in April 1998. The compensation reported above includes amounts paid to Mr. Baxter by CFX prior to such acquisition. Upon Mr. Baxter's resignation, Mr. Verrill was reappointed Chief Operating Officer of the Company.

OPTIONS/SAR GRANTS IN 1998

     The following table provides information relating to option grants pursuant to the Company's stock option plans during 1998 to the named executive officers.

                                                                                    POTENTIAL REALIZABLE
                                             INDIVIDUAL GRANTS                        VALUE AT ASSUMED
                          --------------------------------------------------------  RATES OF STOCK PRICE
                                    PERCENT OF TOTAL                                  APPRECIATION FOR
                          OPTIONS   OPTIONS GRANTED                                    OPTION TERM(4)
                          GRANTED   TO EMPLOYEES IN    EXERCISE      EXPIRATION     ---------------------
   EXECUTIVE OFFICER      (#)(1)        1998(2)        PRICE(3)         DATE           5%         10%
   -----------------      -------   ----------------   --------   ----------------  --------   ----------
William J. Ryan.........  90,000          8.18%        $17.3125   October 27, 2008  $979,890   $2,483,246
                          45,000          4.09          22.6250   July 31, 2008      640,289    1,622,626

Peter J. Verrill........  54,000          4.91          17.3125   October 27, 2008   587,934    1,489,947
                          21,000          1.91          22.6250   July 31, 2008      298,801      757,225

David D. Hindle.........  27,000          2.45          17.3125   October 27, 2008   293,967      744,973
                          13,500          1.23          22.6250   July 31, 2008      192,086      486,787

R. Scott Bacon..........  27,000          2.54          17.3125   October 27, 2008   293,967      744,973
                          13,500          1.23          22.6250   July 31, 2008      192,086      486,787

Peter J. Baxter.........  54,000          4.91          17.3125   October 27, 2008   587,934    1,489,947
                          21,000          1.91          22.6250   July 31, 2008      298,801      757,225

---------------
(1) Options vest and become exercisable 50% per year commencing on the first anniversary of the date of grant. None of the indicated awards were accompanied by stock appreciation rights.

(2) Percentage of options to purchase an aggregate of 989,875 shares of Common Stock granted to all employees during 1998.

(3) The exercise price was based on the market price of the Common Stock on the date of grant.

(4) Assumes future stock prices of $28.20 and $44.90 for options granted on October 27, 1998 and $36.85 and $58.68 for options granted on July 31, 1998 at compounded rates of return of 5% and 10%, respectively. No discount has been applied to determine a net present value of each award; however, a 7.0% discount would yield real values of 51% of the values shown under the 5% and 10% columns, respectively.

AGGREGATED OPTION/SAR EXERCISES IN 1998 AND YEAR-END OPTION/SAR VALUES

     The following table provides information relating to option/SAR exercises in 1998 by the named executive officers and the value of such officers' unexercised options/SARs at December 31, 1998.

                                                                                         VALUE OF UNEXERCISED
                                                                NUMBER OF                    IN-THE-MONEY
                                                               OPTIONS/SARS                 OPTIONS/SARS AT
                                                              AT YEAR END(#)                YEAR END($)(1)
                       SHARES ACQUIRED      VALUE      ----------------------------   ---------------------------
  EXECUTIVE OFFICER    ON EXERCISE(#)    REALIZED($)   EXERCISABLE    UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
  -----------------    ---------------   -----------   -----------    -------------   -----------   -------------
William J. Ryan......      30,000        $  645,000      403,836         350,000      $4,778,716     $2,032,348
Peter J. Verrill.....      99,210         1,772,571       57,886         176,700         414,634      1,038,185
David D. Hindle......           0                 0       26,000          47,600         336,908         75,224
R. Scott Bacon.......           0                 0       21,300          47,600         120,255         75,224
Peter J. Baxter......       7,402           108,920      153,838(2)       75,000       1,557,109        145,125

---------------
(1) Based on a per share market price of $20.00

(2) Represents options granted by CFX prior to the merger of CFX into the Company.

PENSION PLAN

     The following table sets forth the estimated benefits payable under the Company's qualified defined benefit retirement plan for all eligible employees. This benefit and a supplemental benefit (for those executive officers covered under a supplemental retirement plan, as described below) provide a competitive total pension benefit plan. Covered compensation in the following table is limited to the $160,000 ceiling as provided under the Omnibus Budget Reconciliation Act of 1993.

             CAREER AVERAGE                10 YEARS      15 YEARS      20 YEARS      25 YEARS      30 YEARS
              COMPENSATION                OF SERVICE    OF SERVICE    OF SERVICE    OF SERVICE    OF SERVICE
             --------------               ----------    ----------    ----------    ----------    ----------
$125,000................................   $24,726       $37,089       $49,452       $61,815       $74,178
 150,000................................    30,101        45,152        60,202        75,253        90,303
 160,000................................    32,251        48,377         64502         80628        96,753

---------------
(1) Benefit formula is 1.5% of career average earnings plus 0.65% of career average earnings above covered compensation. For 1999 year of retirement covered compensation equals $33,060.

(2) Career average salary limited to $160,000.

(3) Maximum allowable annual benefit for 1999 is $130,000.

     The maximum annual compensation which may be taken into account under qualified plans is indexed for inflation after 1994.

     At December 31, 1998, Messrs. Ryan, Verrill, Bacon, Baxter and Hindle had nine, twenty-one, two, one and two year(s) of credited service under the Company's defined benefit pension plan, respectively.

     The Company and each of Messrs. Ryan, Verrill and Hindle have entered into supplemental retirement agreements which provide for a cumulative retirement benefit (together with qualified plan benefits and other integrated benefits, as set forth below) equal to 65% of each such executive's respective compensation for the highest five consecutive of the last ten years of the executive's employment. Compensation includes annual salary and bonuses, but excludes amounts paid pursuant to any stock option, stock appreciation right or other long-term compensation plans of the Company. The Company does not believe that the covered compensation for this purpose differs substantially (by more than 10%) from that set forth in the Summary Compensation Table set forth above. The benefits under the supplemental retirement agreements for covered executives generally are integrated with, and thus reduced by, (i) 50% of the officer's primary Social Security benefit estimated at the normal retirement age of 65;
(ii) the annual amount of benefits payable to the officer at age 65 on a life annuity basis from the qualified defined benefit retirement plan maintained by the Company; (iii) the annual amount of benefits payable on the same basis of that portion of the account balances attributable to contributions by the Company to any and all qualified defined contribution retirement plans maintained by the Company; and (iv) the annual amounts of benefits payable on the same basis attributable to contributions by the Company to any other qualified or non-qualified retirement plans or agreements maintained or entered into by the Company. Each of the supplemental retirement agreements provides for a reduction in the benefit to be provided if the executive does not complete 25 years of service with the Company or any of its subsidiaries.

     At December 31, 1998, the expected annual benefits under the supplemental retirement agreements with Messrs. Ryan, Verrill and Hindle were $163,968, $625 and $0, respectively, assuming level future salaries and an 8% return on defined contribution investment accounts. These figures are based on 10, 15 and 6 years until retirement for Messrs. Ryan, Verrill and Hindle, respectively.

     The Company also has entered into supplemental retirement agreements with Mr. Bacon and certain other executive officers of the Company. In addition, in connection with the acquisition of CFX, the Company assumed the supplemental retirement agreement in effect between CFX and Mr. Baxter. The agreements, including Mr. Baxter's, provide that each executive shall receive a supplemental pension benefit upon retirement equal to the amount necessary to provide the executive with the normal benefits payable under the Company's defined benefit pension plan without regard to the $160,000 plan compensation limitation under
Section 401 of the Code or the limitations contained in Section 415 of the Code. With respect to Mr. Baxter, the amount payable is limited to the amount which would have been payable if the Internal Revenue Service compensation limits had not been reduced as of January 1, 1994. At December 31, 1998, the expected annual benefits under the agreements with Messrs. Baxter and Bacon were $48,883 and $40,135, respectively, assuming level future salaries and an 8% return on defined contribution investment accounts. This figure is based upon 18 and 20 years until retirement for Messrs. Baxter and Bacon, respectively.

SEVERANCE AND EMPLOYMENT AGREEMENTS

     The Company has entered into severance agreements with Messrs. Ryan, Verrill, Bacon and Hindle and certain of the other executive officers of the Company (other than Mr. Marshall, who entered into an employment agreement with the Company in connection with the Company's acquisition of SIS Bancorp), pursuant to which these officers would receive specified benefits in the event that their employment was terminated by the Company other than for cause, disability, retirement or death following a "change in control" of the Company, as defined, or the officers terminated their employment under such circumstances for "good reason," as defined. The benefits payable under such circumstances include a lump sum payment equal to three times (in the case of Messrs. Ryan, Verrill, Bacon and Hindle) and three or two times (in the case of other executive officers) the sum of (i) the officer's annual salary at the rate in effect at the specified time and (ii) the greatest of the bonuses paid to such officer or accrued on his behalf in either the year in which the change in control occurred or the immediately preceding year. In addition, each such officer would be entitled under such circumstances to be covered at the expense of the Company by the same or equivalent hospital, medical, dental, accident, disability and life insurance coverage as in effect for the officer immediately prior to termination of his or her employment until the earlier of three years (in the case of Messrs. Ryan, Verrill, Bacon and Hindle) and three or two years (in the case of other executive officers) following termination of employment or the date the officer has commenced new employment which provides comparable benefits. The agreements also provide that in the event that any of the payments to be made thereunder or otherwise upon termination of employment are deemed to constitute "excess parachute payments" within the meaning of Section 280G of the Code, and payments will cause the executive officer to incur an excise tax under the Code, the Company shall pay the executive officer an amount such that after payment of all federal, state and local income tax and any additional excise tax, the executive will be fully reimbursed for the amount of such excise tax. Excess parachute payments generally are payments in excess of three times the recipient's average annual compensation from the employer includable in the recipient's gross income during the most recent five taxable years ending before the date of a change in control of the employer ("base amount"). Recipients of excess parachute payments are subject to a 20% excise tax on the amount by which such payments exceed the base amount, in addition to regular income taxes, and payments in excess of the base amount are not deductible by the employer as compensation expense for federal income tax purposes.

     Pursuant to an Employment Agreement entered into by CFX and Mr. Baxter, upon Mr. Baxter's resignation in March 1999, (i) the Company was required to make a lump sum cash payment to Mr. Baxter equal to 299% of his base annual salary plus the amount of any bonus paid to him within the preceding 12 months and provide to Mr. Baxter for a three-year period his then-existing coverage under the Company's health, dental and life insurance plans (or provide substantially similar coverage at its expense) and (ii) all options to acquire Common Stock held by Mr. Baxter became immediately exercisable until the later of their original term or one year after the date of termination of employment. The Employment Agreement also required the Company to reimburse Mr. Baxter for excise taxes attributable to the payment of "excess parachute payments" pursuant to Section 280G of the Code. Exclusive of the gross-up payment for such excise taxes, the lump sum payment to Mr. Baxter, which was in satisfaction of all obligations of the Company under the Employment Agreement (other than those relating to outstanding stock options), amounted to approximately $1.4 million.

REPORT OF THE HUMAN RESOURCES COMMITTEE

     The Human Resources Committee of the Board of Directors of the Company makes this report on executive compensation for the year ended December 31, 1998.

     During 1998, the members of the Human Resources Committee were Dana S. Levenson (Chairman), Everett W. Gray, Andrew W. Greene, Douglas S. Hatfield, Pamela P. Plumb and Paul R. Shea. In April 1998, Mrs. Greenleaf resigned from the Committee in order to act as Chairman of the Governance and Nominating Committee. Director Hatfield became a member of the Committee in September 1998.

     One of the responsibilities of the Human Resources Committee is to determine the compensation of the executive officers of the Company. The components of compensation include salary, bonuses under an annual incentive program, stock options under the Company's stock option plans and contributions by the Company under its defined benefit Pension Plan, Thrift Incentive Plan and Profit Sharing Employee Stock Ownership Plan. The bases for determining contributions to the Company's Pension Plan, Thrift Incentive Plan and Profit Sharing Employee Stock Ownership Plan are the same for all participants in those plans, including executive officers.

     It is the philosophy of the Human Resources Committee to align executive compensation with the interests of the Company's stockholders and to determine the components of executive compensation to accomplish the following objectives:

          A. To reward executives for enhancement of shareholder value as reflected in the Company's annual earnings performance and the market price of the Common Stock;

          B. To balance rewards for accomplishments of short and long-term performance goals;

          C. To sponsor a pay-for-performance structure which awards executives with above-market levels of compensation when the Company outperforms its forecasted earnings per share targets and below-market compensation when financial performance trails its earnings per share targets.

          D. To have greater portions of total compensation at risk for performance as the management level increases;

          E. To encourage ownership of Common Stock through annual grants of stock options, not only to highly compensated executives of the Company, but also to management personnel throughout the Company; and

          F. To attract and retain highly-qualified executives critical to the Company's long-term success.

     The Company's compensation strategy is to provide its executives, including the President and Chief Executive Officer, with conservatively competitive base salaries along with performance-based annual and long-term incentives which provide an appropriate balance and focus between near-term and long-term objectives of the Company. The compensation model for executives of the Company targets total compensation to be competitive (at least the 50th percentile) when measured against a range of selected comparable companies, including bank holding companies and banks in the Company's size range. Comparability is established based on several criteria, including size and scope of business. This comparative analysis was carried out in 1998 with the assistance of Towers Perrin, a nationally-recognized independent consulting firm. The Committee also retained Frederic W. Cook & Co., Inc. ("Cook"), a nationally-recognized executive compensation consulting firm, as independent consultant to the Committee to review survey data and recommendations with respect to the salary of the President and Chief Executive Officer. The comparison group is broader than the regional bank holding company and bank group utilized in the performance graph below, and contains some but not all of the bank holding companies and banks in that group. The Committee believes that the broader group provides a sounder and more appropriate basis for comparison in setting compensation levels because of similarities in size and scope of business with the Company. The Committee also seeks to ensure that compensation reflects annual evaluations of corporate and individual performance. Except as otherwise described below, the Committee adjusted salaries in 1998 based on this methodology and with the assistance of Towers Perrin.

     Mr. Ryan's salary was increased from $455,000 to $525,000 during 1998, which was at the mid-range of the selected comparison group. Mr. Ryan's salary, after adjustment in 1997, was at the mid-point for that year, consistent with the policy described above. The mid-point for comparable companies increased in 1998, and due to the continued excellent results achieved by the Company in 1997, particularly as regards return on assets and market price of the Common Stock, the Committee determined that an increase in salary to the new market median was appropriate.

     The annual bonus plan provided for payouts at specific targets of 45% and 40% of base salary range mid-point for the President and Chief Executive Officer and certain Executive Vice President levels, respectively, upon achieving earnings per share results, with a maximum payout of 75% and 70%, respectively. As a result of the Company's earnings for 1998, bonuses for Messrs. Ryan, Verrill, Bacon, Hindle and Baxter were $231,525, $130,985, $114,981, $132,507 and $130,985, respectively.

     The Committee awards stock options annually at market exercise prices. In 1994, Cook evaluated long-term compensation and determined that it was appropriate for the Committee to establish share guidelines for the annual grant of stock options to ensure comparability with the grants of stock options to executives at comparable companies. In accordance with recommendations made by Towers Perrin, the Committee updated share guidelines for the grant of stock options in 1998, which are intended to be competitive with grants of stock options to executives of comparable companies. The Committee also retained Cook as an independent consultant to the Committee to review share guidelines with respect to option grants to the President and Chief Executive Officer. As a result of this market based model, on October 27, 1998, options to purchase 90,000 shares, 54,000 shares, 54,000 shares, 27,000 shares and 27,000 shares were granted to Messrs. Ryan, Verrill, Baxter, Bacon and Hindle, respectively.

     In recognition of the significant effort required in closing and integrating the acquisition of CFX, the Committee granted stock options to certain members of management. Options to purchase 45,000 shares, 21,000 shares, 21,000 shares, 13,500 and 13,500 shares were granted on July 31,1998 to Messrs. Ryan, Verrill, Baxter, Bacon and Hindle, respectively.

     In 1997, the Company established guidelines for executive management investment in Common Stock. An executive will be expected to hold shares having a value determined as a multiple of base salary. Both direct and indirect ownership (i.e. through certain family trusts), and ownership through employee benefit plans will be taken into account. For Messrs. Ryan and Verrill, the level of investment in Common Stock is four and three times base salary, respectively, and for the other named executives the level is two times base salary. Executive officers have five years to achieve the desired level of investment.

     In 1998, recommended guidelines also were developed for Director investment in Common Stock. A Director will be expected to hold shares having a value equal to five times the annual retainer. Both direct and indirect ownership (i.e. through certain family trusts) will be taken into account. Directors will have five years to achieve the desired level of investment.

     The Committee has considered changes in the Code pursuant to which publicly-held companies will be subject to a maximum income tax deduction of $1 million with respect to annual compensation paid to any one of the Chief Executive Officer or the other officers appearing in the Summary Compensation Table above (with certain exceptions for performance-based compensation). Compensation resulting from the exercise of stock options is not taken into consideration in applying this limit if certain requirements are met; the stock options granted pursuant to the Company's 1996 Equity Plan have been structured with the intent of meeting such requirements. The Committee believes that the likelihood of any impact on the Company from this change in the tax law is not substantial at this time.

                                          Respectfully submitted,

                                          Dana S. Levenson, Chairman
                                          Everett W. Gray
                                          Andrew W. Greene
                                          Douglas S. Hatfield
                                          Pamela P. Plumb
                                          Paul R. Shea

PERFORMANCE GRAPH

     The following graph compares the yearly cumulative total return on the Common Stock over a five-year measurement period with (i) the yearly cumulative total return on the stocks included in the Standard & Poor's 500 Stock Index and
(ii) the yearly cumulative total return on the stocks included in the Keefe Bruyette & Woods, Inc. ("KBW") New England Bank Index. All of these cumulative returns are computed assuming the reinvestment of dividends at the frequency with which dividends were paid during the applicable years.
[STOCK PERFORMANCE CHART]

                                                                             KBW NEW ENGLAND BANK      PEOPLES HERITAGE FINANCIAL
                                                     S&P 500 INDEX                   INDEX                    GROUP (PHBK)
                                                     -------------           --------------------      --------------------------
12/31/93                                                100.00                      100.00                       100.00
3/31/94                                                  96.24                      105.19                        86.46
6/30/94                                                  96.65                      123.93                       110.92
9/30/94                                                 101.38                      118.33                       124.14
12/31/94                                                101.36                      100.67                       101.84
3/31/95                                                 111.19                      113.03                       108.08
6/30/95                                                 121.77                      128.41                       129.52
9/30/95                                                 131.42                      146.93                       158.71
12/31/95                                                139.31                      157.13                       199.14
3/31/96                                                 146.78                      157.45                       191.79
6/30/96                                                 153.35                      167.00                       181.17
9/30/96                                                 158.05                      187.66                       209.35
12/31/96                                                171.21                      217.03                       252.30
3/31/97                                                 175.83                      225.37                       278.70
6/30/97                                                 206.46                      270.80                       344.91
9/30/97                                                 221.91                      319.57                       387.05
12/31/97                                                228.26                      373.11                       422.70
3/31/98                                                 260.03                      395.82                       445.39
6/30/98                                                 268.59                      386.00                       438.19
9/30/98                                                 241.92                      302.58                       334.74
12/31/98                                                293.36                      344.79                       375.29

INDEBTEDNESS OF MANAGEMENT

     Directors, officers and employees of the Company and its subsidiaries are permitted to borrow from the Company's banking subsidiaries in accordance with the requirements of federal and state law. All loans made by the Company's banking subsidiaries to Directors and executive officers or their related interests have been made in the ordinary course of business and on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons. It is the belief of management of the Company that at the time of origination these loans neither involved more than the normal risk of collectibility nor presented any other unfavorable features. As of December 31, 1998, the Company's banking subsidiaries had $22.1 million of loans outstanding to Directors and executive officers of the Company and its subsidiaries and their related interests.

CERTAIN TRANSACTIONS

     The law firm of Crocker, Philbrook & Crouch, P.A., of which Malcolm Philbrook is a partner, provides legal services to Peoples Heritage Bank from time to time in the ordinary course of business. The law firm of Mason & Martin, L.L.P., of which Philip Mason is a partner, provides legal services to Family Bank from time to time in the ordinary course of business. Strategic HealthCare, a physician practice of which Seth Resnicoff is Chairman of the Board, purchases its malpractice insurance through the Company's insurance brokerage agency subsidiary.

     The Company believes that the foregoing transactions are fair to and in the best interests of the Company and its stockholders.

              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
                                 (PROPOSAL TWO)

     The Board of Directors of the Company has appointed KPMG Peat Marwick, independent certified public accountants, to perform the audit of the Company's financial statements for the year ending December 31, 1999, and has further directed that selection of auditors be submitted for ratification by the stockholders at the Annual Meeting.

     Representatives from KPMG Peat Marwick will be present at the Annual Meeting and will be given the opportunity to make a statement, if they so desire, and will be available to respond to appropriate questions from stockholders.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS OF THE COMPANY VOTE "FOR" RATIFICATION OF THE APPOINTMENT OF KPMG PEAT MARWICK AS INDEPENDENT AUDITORS FOR 1999.

                             STOCKHOLDER PROPOSALS

     Any proposal which a stockholder wishes to have included in the proxy materials of the Company relating to the next annual meeting of stockholders, which is scheduled to be held in April 2000, must be received at the principal executive offices of the Company, One Portland Square, P.O. Box 9540, Portland, Maine 04112-9540, Attention: Carol L. Mitchell, Esq., Executive Vice President, General Counsel, Secretary and Clerk, no later than November 22, 1999. If such proposal is in compliance with all of the requirements of Rule 14a-8 under the Exchange Act, it will be included in the Proxy Statement and set forth on the form of proxy issued for the next annual meeting of stockholders. It is urged that any stockholder proposals be sent certified mail, return-receipt requested.

     Stockholder proposals which are not presented to the Company for inclusion in its proxy solicitation materials in compliance with Rule 14a-8 under the Exchange Act must comply with the Company's Bylaws with respect to any proposal to be presented at the Company's next annual meeting of stockholders. To be properly brought before an annual meeting of stockholders pursuant to the Company's Bylaws, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Company not less than 90 days prior to the anniversary date of the immediately preceding annual meeting. Stockholder proposals for the annual meeting of stockholders of the Company in 2000 which are not intended to be included in the Company's proxy materials for such meeting must be received at the executive offices of the Company by January 26, 2000. A stockholder's notice should be sent to Carol L. Mitchell, Esq., Executive Vice President, General Counsel, Secretary and Clerk, Peoples Heritage Financial Group, Inc., One Portland Square, P.O. Box 9540, Portland, Maine 04112-9540, and must set forth as to each matter the stockholder proposes to bring before an annual meeting (a) a brief description of the business desired to be brought before the annual meeting, (b) the name and address as they appear on the books of the Company of the stockholder proposing such business, (c) the class and number of shares of the Company which are beneficially owned by the stockholder and (d) any material interest of the stockholder in such business.

                                 ANNUAL REPORTS

     A copy of the Company's Annual Report to Stockholders for the year ended December 31, 1998 accompanies this Proxy Statement. Such report is not part of the proxy solicitation materials.

     UPON RECEIPT OF A WRITTEN REQUEST, THE COMPANY WILL FURNISH TO ANY STOCKHOLDER WITHOUT CHARGE A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K REQUIRED TO BE FILED WITH THE COMMISSION UNDER THE EXCHANGE ACT. UPON WRITTEN REQUEST AND A PAYMENT OF A COPYING CHARGE OF TEN CENTS PER PAGE, THE COMPANY ALSO WILL FURNISH TO ANY STOCKHOLDER A COPY OF THE EXHIBITS TO THE ANNUAL REPORT ON FORM 10-K. SUCH WRITTEN REQUESTS SHOULD BE DIRECTED TO CAROL L. MITCHELL, ESQ., EXECUTIVE VICE PRESIDENT, GENERAL COUNSEL, SECRETARY AND

CLERK, PEOPLES HERITAGE FINANCIAL GROUP, INC., ONE PORTLAND SQUARE, P.O. BOX 9540, PORTLAND, MAINE 04112-9540. SUCH REPORT IS NOT PART OF THE PROXY SOLICITATION MATERIALS.

                                 OTHER MATTERS

     Management is not aware of any business to come before the Annual Meeting other than those matters described above in this Proxy Statement. However, if any other matters should properly come before the Annual Meeting, it is intended that the proxies solicited hereby will be voted with respect to those other matters in accordance with the judgment of the persons voting the proxies.

     The cost of the solicitation of proxies will be borne by the Company. The Company has retained Morrow & Co., a professional proxy solicitation firm, to assist in the solicitation of proxies. The fee arrangement with such firm is $5,000 plus reimbursement for out-of-pocket expenses. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending the proxy materials to the beneficial owners of the Common Stock. In addition to solicitations by mail, Directors, officers and employees of the Company may solicit proxies personally or by telephone without additional compensation.

     Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1993, as amended, or the Exchange Act, that might incorporate future filings, including this Proxy Statement, in whole or in part, the Report of the Human Resources Committee and Performance Graph contained herein shall not be incorporated by reference into any such filings.

                     PEOPLES HERITAGE FINANCIAL GROUP, INC.
                                 REVOCABLE PROXY
                         ANNUAL MEETING OF STOCKHOLDERS
                                 APRIL 27, 1999

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

         The undersigned, as a holder of Common Stock of Peoples Heritage Financial Group, Inc. (the "Company"), hereby appoints each of Roger B. Percival and O. William Robertson as Proxies, with the full power of substitution, to represent and to vote as designated on the reverse of this card all of the shares of Common Stock of the Company which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held at the Portland Marriott Hotel, 200 Sable Oaks Drive, South Portland, Maine 04106, on Tuesday, April 27, 1999, at 10:30 a.m., Eastern Time, or any adjournment thereof.

         THIS PROXY MAY BE REVOKED AT ANY TIME BEFORE IT IS EXERCISED.

         SHARES OF COMMON STOCK OF THE COMPANY WILL BE VOTED AS SPECIFIED. UNLESS OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF THE BOARD OF DIRECTORS' NOMINEES TO THE BOARD OF DIRECTORS AND "FOR" THE RATIFICATION OF KPMG PEAT MARWICK LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR 1999. IF ANY OTHER MATTER IS PROPERLY PRESENTED AT THE ANNUAL MEETING OF STOCKHOLDERS, THE PROXY WILL BE VOTED IN ACCORDANCE WITH THE JUDGMENT OF THE PERSONS APPOINTED AS PROXIES.

           IMPORTANT: PLEASE DATE AND SIGN THE PROXY ON REVERSE SIDE.

           PLEASE MARK YOUR CHOICE LIKE THIS [X] IN BLUE OR BLACK INK

                                                            --------------------

                                                            I plan to attend the
                                                            meeting

                                                                    [ ]

                                                            --------------------


1.       Election of Directors:

         Nominees for Three-Year Term Expiring in 2002:

         P. Kevin Condron
         Douglas S. Hatfield
         Philip A. Mason
         William J. Ryan
         Curtis M. Scribner

         Nominees for Two-Year Term Expiring in 2001:

         John M. Naughton
         Seth A. Resnicoff

         Nominee for One-Year Term Expiring in 2000:

         David D. Hindle

         FOR all listed nominees (except as                WITHHOLD
          marked to the contrary herein)                  AUTHORITY
                                                         to vote for
                                                     all listed nominees

                      [ ]                                     [ ]

INSTRUCTIONS:     To withhold authority to vote for any individual nominee,
                  write that nominees's name in the line provided below.


--------------------------------------------------------------------------------


2. Ratification of the appointment of KPMG Peat Marwick LLP as the Company's independent auditors for the year ending December 31, 1999.

                   FOR              AGAINST              ABSTAIN

                   [ ]                [ ]                  [ ]


3. In their discretion, upon any other matter that may properly come before the Annual Meeting of Stockholders or any adjournment thereof.


         THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE "FOR" EACH OF THE NOMINEES FOR DIRECTOR AND "FOR" THE OTHER PROPOSAL. SUCH VOTES ARE HEREBY SOLICITED BY THE BOARD OF DIRECTORS.


                  Dated: _______________________, 1999

                  Signature ___________________________________

                  Signature ___________________________________
                                             (print name)

                  IMPORTANT: Please sign your name exactly as it appears hereon. When shares are held as joint tenants, either may sign. When signing as an attorney, executor, administrator, trustee or guardian, add such title to your signature.

                  NOTE: If you receive more than one proxy card, please date and sign each card and return all proxy cards in the enclosed envelope.

                                 March 22, 1999


To: Participants in the Thrift Incentive Plan of Peoples Heritage Financial Group, Inc. and/or the Profit Sharing Employee Stock Ownership Plan of Peoples Heritage Financial Group, Inc.


         As described in the enclosed materials, your proxy as a stockholder of Peoples Heritage Financial Group, Inc. (the "Company") is being solicited in connection with the proposals to be considered at the Company's Annual Meeting of Stockholders. I hope you will take advantage of the opportunity to direct, on a confidential basis, the manner in which shares of Common Stock of the Company allocated to your accounts under the Company's Thrift Incentive Plan (the "TIP") and/or the Company's Profit Sharing Employee Stock Ownership Plan (the "ESOP," and together with the TIP, the "Plans") will be voted.

         Enclosed with this letter is the Proxy Statement, which describes the matters to be voted upon, a voting instruction ballot for each Plan in which you are a participant, which will permit you to vote the shares allocated to your account under each such Plan, and a stamped, pre-addressed return envelope. After you have reviewed the Proxy Statement, I urge you to vote your shares in the Plans by marking, dating, signing and returning the enclosed voting instruction ballots in the envelope provided to American Stock Transfer & Trust Company, the Company's transfer agent. Your voting instructions will remain completely confidential. Only the Company's transfer agent will have access to your ballots in order to certify the totals for the Plans to Peoples Heritage Bank, which acts as Trustee for the Plans, for the purpose of having those shares voted. No person associated with the Company or Peoples Heritage Bank will see the individual voting instructions.

         I urge each of you to vote, as a means of participating in the governance of the affairs of the Company. If your voting instructions are not received, the shares allocated to your accounts in the Plans will be voted by the Trustee in its discretion in accordance with the exercise of its fiduciary duties. While I hope that you will vote in the manner recommended by the Board of Directors, the most important thing is that you vote in whatever manner you deem appropriate. Please take a moment to do so.

                                             Sincerely yours,


                                             William J. Ryan
                                             Chairman, President and
                                              Chief Executive Officer

                     PEOPLES HERITAGE FINANCIAL GROUP, INC.
                         ANNUAL MEETING OF STOCKHOLDERS
                                 APRIL 27, 1999

          THIS BALLOT IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

         The undersigned, as a holder of Common Stock of Peoples Heritage Financial Group, Inc. (the "Company") pursuant to the Company's Profit Sharing Employee Stock Ownership Plan (the "ESOP"), hereby instructs Peoples Heritage Bank, as Trustee for the ESOP, to vote as designated on the reverse of this card all of the shares of Common Stock of the Company which the undersigned holds pursuant to the ESOP at the Annual Meeting of Stockholders to be held at the Portland Marriott Hotel, 200 Sable Oaks Drive, South Portland, Maine 04106, on Tuesday, April 27, 1999, at 10:30 a.m., Eastern Time, or any adjournment thereof.


         SHARES OF COMMON STOCK OF THE COMPANY WILL BE VOTED AS SPECIFIED. IF YOU RETURN THIS BALLOT PROPERLY SIGNED BUT DO NOT OTHERWISE SPECIFY, SHARES WILL BE VOTED "FOR" THE ELECTION OF THE BOARD OF DIRECTORS' NOMINEES TO THE BOARD OF DIRECTORS AND "FOR" THE OTHER PROPOSAL SET FORTH ON THE REVERSE SIDE. IF YOU DO NOT RETURN THIS BALLOT, SHARES HELD BY YOU PURSUANT TO THE ESOP WILL BE VOTED BY THE TRUSTEE IN ITS DISCRETION IN ACCORDANCE WITH THE EXERCISE OF ITS FIDUCIARY DUTIES.

           IMPORTANT: PLEASE DATE AND SIGN THE BALLOT ON REVERSE SIDE.

           PLEASE MARK YOUR CHOICE LIKE THIS [X] IN BLUE OR BLACK INK


                                                            --------------------

                                                            I plan to attend the
                                                            meeting

                                                                    [ ]

                                                            --------------------

1.       Election of Directors:

         Nominees for Three-Year Term Expiring in 2002:

         P. Kevin Condron
         Douglas S. Hatfield
         Philip A. Mason
         William J. Ryan
         Curtis M. Scribner

         Nominees for Two-Year Term Expiring in 2001:

         John M. Naughton
         Seth A. Resnicoff

         Nominee for One-Year Term Expiring in 2000:

         David D. Hindle


         FOR all listed nominees (except as                WITHHOLD
          marked to the contrary herein)                  AUTHORITY
                                                         to vote for
                                                     all listed nominees

                      [ ]                                     [ ]


INSTRUCTIONS:     To withhold authority to vote for any individual nominee,
                  write that nominees's name in the line provided below.


--------------------------------------------------------------------------------


2. Ratification of the appointment of KPMG Peat Marwick LLP as the Company's independent auditors for the year ending December 31, 1999.

                   FOR              AGAINST              ABSTAIN

                   [ ]                [ ]                  [ ]

3. In their discretion, upon any other matter that may properly come before the Annual Meeting of Stockholders or any adjournment thereof.


         THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE "FOR" EACH OF THE NOMINEES FOR DIRECTOR AND "FOR" THE OTHER PROPOSAL. SUCH VOTES ARE HEREBY SOLICITED BY THE BOARD OF DIRECTORS.


                  Dated: _______________________, 1999

                  Signature ___________________________________

                  Signature ___________________________________
                                             (print name)

                  IMPORTANT: Please sign your name exactly as it appears hereon. When shares are held as joint tenants, either may sign. When signing as an attorney, executor, administrator, trustee or guardian, add such title to your signature.

                  NOTE: If you receive more than one card, please date and sign each card and return all cards in the enclosed envelope.

                     PEOPLES HERITAGE FINANCIAL GROUP, INC.
                         ANNUAL MEETING OF STOCKHOLDERS
                                 APRIL 27, 1999

          THIS BALLOT IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

         The undersigned, as a holder of Common Stock of Peoples Heritage Financial Group, Inc. (the "Company") pursuant to the Company's Thrift Incentive Plan (the "TIP"), hereby instructs Peoples Heritage Bank, as Trustee for the TIP, to vote as designated on the reverse of this card all of the shares of Common Stock of the Company which the undersigned holds pursuant to the TIP at the Annual Meeting of Stockholders to be held at the Portland Marriott Hotel, 200 Sable Oaks Drive, South Portland, Maine 04106, on Tuesday, April 27, 1999, at 10:30 a.m., Eastern Time, or any adjournment thereof.


         SHARES OF COMMON STOCK OF THE COMPANY WILL BE VOTED AS SPECIFIED. IF YOU RETURN THIS BALLOT PROPERLY SIGNED BUT DO NOT OTHERWISE SPECIFY, SHARES WILL BE VOTED "FOR" THE ELECTION OF THE BOARD OF DIRECTORS' NOMINEES TO THE BOARD OF DIRECTORS AND "FOR" THE OTHER PROPOSAL SET FORTH ON THE REVERSE SIDE. IF YOU DO NOT RETURN THIS BALLOT, SHARES HELD BY YOU PURSUANT TO THE TIP WILL BE VOTED BY THE TRUSTEE IN ITS DISCRETION IN ACCORDANCE WITH THE EXERCISE OF ITS FIDUCIARY DUTIES.

           IMPORTANT: PLEASE DATE AND SIGN THE BALLOT ON REVERSE SIDE.

           PLEASE MARK YOUR CHOICE LIKE THIS [X] IN BLUE OR BLACK INK


                                                            --------------------

                                                            I plan to attend the
                                                            meeting

                                                                    [ ]

                                                            --------------------

1.       Election of Directors:

         Nominees for Three-Year Term Expiring in 2002:

         P. Kevin Condron
         Douglas S. Hatfield
         Philip A. Mason
         William J. Ryan
         Curtis M. Scribner

         Nominees for Two-Year Term Expiring in 2001:

         John M. Naughton
         Seth A. Resnicoff

         Nominee for One-Year Term Expiring in 2000:

         David D. Hindle


         FOR all listed nominees (except as                WITHHOLD
          marked to the contrary herein)                  AUTHORITY
                                                         to vote for
                                                     all listed nominees

                      [ ]                                     [ ]


INSTRUCTIONS:     To withhold authority to vote for any individual nominee,
                  write that nominees's name in the line provided below.


--------------------------------------------------------------------------------


2. Ratification of the appointment of KPMG Peat Marwick LLP as the Company's independent auditors for the year ending December 31, 1999.

                   FOR              AGAINST              ABSTAIN

                   [ ]                [ ]                  [ ]

3. In their discretion, upon any other matter that may properly come before the Annual Meeting of Stockholders or any adjournment thereof.






         THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE "FOR" EACH OF THE NOMINEES FOR DIRECTOR AND "FOR" THE OTHER PROPOSAL. SUCH VOTES ARE HEREBY SOLICITED BY THE BOARD OF DIRECTORS.


                  Dated: _______________________, 1999

                  Signature ___________________________________

                  Signature ___________________________________
                                             (print name)


                  IMPORTANT: Please sign your name exactly as it appears hereon. When shares are held as joint tenants, either may sign. When signing as an attorney, executor, administrator, trustee or guardian, add such title to your signature.

                  NOTE: If you receive more than one card, please date and sign each card and return all cards in the enclosed envelope.